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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Accredo Health, Incorporated for the registration of up to $500,000,000 of its debt and equity securities and to the incorporation by reference therein of our report dated August 16, 2002, with respect to the consolidated financial statements and schedule of Accredo Health, Incorporated included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

                              /s/ Ernst & Young LLP

Memphis, Tennessee
January 6, 2003